April 2, 2001

U.S. Securities and Exchange Commission
450 Fifth Street
Washington, D.C, 20549


Dear Sir/Madam:

We have read the statements about our firm in Part III of the Form 12b-25, Notification of Late Filing, to be filed by AMF Bowling Worldwide Inc. on April 2, 2001. We agree with those statements.

Very Truly Yours,

ARTHUR ANDERSEN LLP


By
Richard C. McCullough